UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Company's board of directors appointed Timothy N. Poster and Conway J. Schatz to the board of directors on June 1, 2010.  Mr. Poster and Mr. Schatz are each members of the Company's compensation committee.  Each of Mr. Poster and Mr. Schatz entered into an independent director agreement with the Company which are filed as Exhibits 10.1 and 10.2 hereto.  These agreements provide for stock grants to Mr. Poster of 500,000 common shares and to Mr. Schatz of 150,000 common shares.  Mr. Poster's shares shall vest 50%  on January 1, 2011 and 2012.  Mr. Schatz's shares shall vest 33.3%  on January 1, 2011, 2012 and 2013.  Mr. Poster and Mr. Schatz will each receive annual cash compensation of $10,000 for serving as a director.

Mr. Poster joined Wynn Las Vegas, a subsidiary of Wynn Resorts, in July of 2008 as Senior Vice President of Strategy and Development.  Mr. Poster founded and developed Travelscape.com, which he later sold to Expedia in 2000.  In 2004, Mr. Poster acquired Golden Nugget Hotel & Casino in Las Vegas and Laughlin, Nevada which he sold in 2005.  Between selling the Golden Nugget and joining Wynn Las Vegas Mr. Poster managed his investments.  Mr. Poster received his Bachelors degree in Finance from the University of Southern California in 1991.

Mr. Schatz currently serves as Vice-President of Hexagon Investments, Inc., a Denver-based private equity firm, overseeing the energy and real estate investing.  Mr. Schatz joined Hexagon in 1998.  Prior to 1998, Mr. Schatz worked in the Business Advisory / Audit division of Arthur Andersen, LLP, with client industries such as oil and gas, light manufacturing, financial services, real estate, cable and technology.  Mr. Schatz also serves as a director and advisory committee member to a Colorado based real estate operating company, a European real estate fund, and a privately-held Colorado energy company.  Mr. Schatz became a Certified Public Accountant in 1996, licensed in the state of Colorado.  Mr. Schatz received dual Bachelor of Science degrees in Finance and Accounting from Minnesota State University in 1992, and an Executive Masters of Business Administration from the Daniels College of Business at the University of Denver in 2001.

Mr. Schatz's employer Hexagon is the lender on our two credit agreements with aggregate outstanding balances of approximately $24.7 million.  Hexagon owns 5,000,000 shares of our common stock (representing approximately 13% of our outstanding shares) and warrants to purchase 3,000,000 common shares (representing approximately 8% of our outstanding shares).

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1 10.2	Independent Director Appointment Agreement with Timothy N. Poster Independent Director Appointment Agreement with Conway J. Schatz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: June 7, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Financial Officer